PCTEL Declares Regular Quarterly Dividend

BLOOMINGDALE, Illinois – July 21, 2023– PCTEL, Inc. (Nasdaq: PCTI), a leading global provider of wireless technology, announced today the declaration of its regular quarterly dividend of $0.055 per share on its common stock. This dividend will be payable on August 15, 2023 to shareholders of record at the close of business on August 8, 2023.

About PCTEL

PCTEL is a leading global provider of wireless connectivity solutions, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 29 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL® is a registered trademark of PCTEL, Inc. © 2023 PCTEL, Inc. All rights reserved.

PCTEL Company Contact

Suzanne Cafferty

Vice President, Global Marketing

PCTEL, Inc.

(630) 339-2107

public.relations@pctel.com

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com